Exhibit 99.1

ABIOMED REPORTS REVENUE OF $27.4 MILLION, UP 25% OVER PRIOR YEAR, FOR

FIRST QUARTER OF FISCAL 2012

-	Impella Revenues Grow 33% to $22.2 Million

DANVERS, Mass. — August 4, 2011 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2012 revenue of $27.4 million, up 25% compared to revenue of $22.0 million in the same period of fiscal 2011.

Financial and operating highlights during the first quarter of fiscal 2012 include:

•

Fiscal first quarter worldwide Impella revenue totaled $22.2 million, up 33% compared to revenue of $16.7 million during the same period of the prior year. U.S. Impella revenues of $20.5 million were up 31% from the prior year. Impella revenue from outside the U.S. totaled $1.7 million, up 70% from the prior year.

•

In alignment with the Company’s strategy to open fewer sites and drive deeper utilization at existing customer sites, an additional 25 U.S. hospitals purchased Impella 2.5 during the quarter, bringing the total to 546 customer sites.

•

Revenue from the sales of BVS5000, AB5000, related accessories and funded research and development was $3.6 million for the first quarter of fiscal 2012, 12% lower than $4.1 million in the first quarter of fiscal 2011.

•	Service revenue totaled $1.6 million in the first quarter of fiscal 2012, up 33% from $1.2 million in the prior year.

•	Total U.S. revenues of $25.4 million were up 25% from $20.4 million in the prior year. Revenue from outside the U.S. totaled $2.0 million, up 25% from $1.6 million in the prior year.

•	Gross margin rate for the first quarter of fiscal 2012 was 78.5% compared to 76.0% in the first quarter of fiscal 2011.

•

Operating expenses for the first quarter of fiscal 2012 were $25.8 million, up 13% from $22.8 million in the prior year, largely as a result of the continued build-out of the U.S. commercial organization to support sales and marketing initiatives related to the Impella platform.

•

Non-GAAP net loss, which is described later in this press release, for the first quarter of fiscal 2012 was $1.2 million, or $0.03 per basic and diluted share compared to a non-GAAP net loss of $3.1 million or $0.08 per basic and diluted share, in the first quarter of fiscal 2011.

•

GAAP net loss for the first quarter of fiscal 2012 was $4.6 million, or $0.12 per basic and diluted share, compared to GAAP net loss of $6.0 million, or $0.16 per basic and diluted share for the first quarter of fiscal 2011.

•	Cash, cash equivalents and short-term marketable securities totaled $59.1 million at June 30, 2011 compared to $60.3 million at March 31, 2011.

•	The PROTECT II analysis was presented at the American College of Cardiology 2011 Scientific

Session in New Orleans on April 3, 2011 and Society for Cardiovascular Angiography Interventions (SCAI) 2011 Scientific Sessions in Baltimore on May 6, 2011, and at EuroPCR in Paris on May 20, 2011.

•

Additional cost-saving benefits with Impella were substantiated in the economic sub-study presented at SCAI 2011 and in the April 2011 Cardiovascular Business article, “PinnacleHealth Heart Recovery Program Aims to Stabilize Unstable Shock Patients.”

•	In April 2011, Abiomed filed a formal Impella submission to the Pharmaceuticals and Medical Devices Agency (PMDA) and the Japanese Ministry of Health and Welfare for approval of Impella in Japan.

Based on the 25% revenue growth in the first quarter fiscal 2012 and current expectations, the Company is reiterating fiscal year 2012 revenue guidance to increase by 20% to 24% and be in the range of $120 million to $125 million.

“The Impella platform continues to expand with a wave of clinical evidence, patient success stories and U.S. reimbursement confirmation,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We remain committed to leading in innovation and technology and will be announcing specific investor updates on new Impella enhancements, new products and the Japan submission, later this year.”

The Company will host a conference call to discuss the results on Thursday, August 4, 2011, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.396.2298; the international number is 617.847.8708. The access participant code is 96584140. A replay of this conference call will be available beginning at 11:00 a.m. ET on August 4, 2011 through 11:59 p.m. ET on August 18, 2011. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 10196776.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net income, net income per share, net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earnings announcement, which management believes are useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, the Company’s projected revenues, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

###

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2011	March 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,151	$5,831
Short-term marketable securities	54,982	54,481
Accounts receivable, net	14,541	15,376
Inventories	8,879	7,505
Prepaid expenses and other current assets	1,339	1,544

Total current assets	83,892	84,737
Property and equipment, net	6,214	6,273
Intangible assets, net	1,279	1,632
Goodwill	39,752	38,946

Total assets	$131,137	$131,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,964	$6,283
Accrued expenses	8,700	14,078
Deferred revenue	1,715	1,982

Total current liabilities	15,379	22,343
Long-term deferred tax liability	4,106	4,010
Other long-term liabilities	469	492

Total liabilities	19,954	26,845

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value Authorized - 1,000,000 shares; Issued and outstanding - none	—	—
Common stock, $.01 par value Authorized - 100,000,000 shares; Issued - 38,560,747 shares at June 30, 2011 and 37,756,719 shares at March 31, 2011; Outstanding - 38,509,793 shares at June 30, 2011 and 37,705,765 shares at March 31, 2011	385	377
Additional paid-in-capital	389,217	379,218
Accumulated deficit	(279,364)	(274,770)
Treasury stock at cost - 50,954 shares	(827)	(827)
Accumulated other comprehensive income	1,772	745

Total stockholders’ equity	111,183	104,743

Total liabilities and stockholders’ equity	$131,137	$131,588

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2011	2010
Revenue:
Products	$27,166	$21,761
Funded research and development	189	241

	27,355	22,002

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,891	5,284
Research and development	7,324	6,653
Selling, general and administrative	18,176	15,753
Amortization of intangible assets	385	367

	31,776	28,057

Loss from operations	(4,421)	(6,055)

Other (expense) income
Investment income (expense), net	4	(2)
Gain on sale of WorldHeart stock	—	239
Other (expense) income, net	(81)	81

	(77)	318

Loss before provision for income taxes	(4,498)	(5,737)
Provision for income taxes	96	243

Net loss	$(4,594)	$(5,980)

Basic and diluted net loss per share	$(0.12)	$(0.16)
Weighted average shares outstanding	38,268	37,086

Abiomed Inc

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except for per share data)

	Three Months Ended
	June 30, 2011	June 30, 2010
Net loss on a GAAP basis	$(4,594)	$(5,980)
Share-based compensation expense:
- Cost of product revenue	76	62
- Research & development	500	310
- Selling, general and administrative	1,756	999
Athlone lease exit charge
- Selling, general and administrative	—	791
Amortization of intangible assets	385	367
Depreciation	661	592
Sale of World Heart Stock	—	(239)
Income tax effect of non-GAAP adjustments	—	—
Net loss on a non-GAAP basis	$(1,216)	$(3,098)

Net loss per share reconciliation

(in thousands, except for per share data)

	Three Months Ended
	June 30, 2011	June 30, 2010
Basic and diluted net loss per share on a GAAP basis	$(0.12)	$(0.16)
Share-based compensation expense:
- Cost of product revenue	—	—
- Research & development	0.01	0.01
- Selling, general and administrative	0.05	0.03
Athlone fair value charge
- Selling, general and administrative	—	0.02
Amortization of intangible assets	0.01	0.01
Depreciation	0.02	0.02
Sale of World Heart Stock	—	(0.01)
Income tax effect of non-GAAP adjustments	—	—
Basic net loss per share on a non-GAAP basis	$(0.03)	$(0.08)
Basic Shares used in calculation of net income/(loss) per share on a non-GAAP basis	38,268	37,086